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THESE DOCUMENTS ARE COPIES OF THE FINANCIAL STATEMENTS REQUIRED
BY EXHIBIT #7 TO FORMS T-1 OF COMMERCE BANK OF KANSAS CITY,
NATIONAL ASSOCIATION AND UNITED MISSOURI BANK, NATIONAL
ASSOCIATION FILED ON DECEMBER 7, 1993 PURSUANT TO RULE 202.

  (A) Exhibits

     The   following     exhibits  and  financial  statement
schedules are filed as a part of this Registration Statement. Certain of these exhibits are are incorporated by the
reference  indicated.   Items marked with an asterisk (*) are
filed herewith.

     Exhibit No.               Exhibit

        Contracts   pursuant   to  Sale of Securities:

      1.A       Agreement      between    Farmland
                Industries,  Inc.     and   Farmland
                Securities  Company, dated September
                5, 1975 (Incorporated by Reference -
                Form  S-1,  No.  2-55103,  effective
                January 22, 1976)

      1.A(1)    Amendment,  dated December 15, 1983,
                to the agreement, dated September 5,
                1975  between  Farmland  Industries,
                Inc.    and    Farmland Securities
                Company. (Incorporated by  Reference
                -  Form  S-1, No. 2-88047, effective
                December 30, 1983)

      1.A(2)    Amendment, dated February  2,  1989,
                to the agreement, dated September 5,
                1975  between  Farmland  Industries,
                Inc.   and    Farmland  Securities
                Company. (Incorporated by Reference
                -  Form  S-1, No. 3325902, effective
                February 6, 1989)

             Articles of Incorporation and Bylaws:

      3.A       Articles of Incorporation and Bylaws
                of   Farmland    Industries,    Inc.
                effective     August    30,    1990.
                (Incorporated by   Reference  -  Form
                SE, filed November 21, 1990)

             Instruments  Defining  the Rights    of
             Owners of  the  Debt  Securities  Being
             Registered:

      4.A(1)    Trust  Indenture dated November 20,
                1981, as amended January 4,  1982,
                including  specimen  of  Demand Loan
                Certificates.    (Incorporated    by
                Reference  -  Form  S-1, No.2-75071,
                effective January 7, 1982)


      4.A(2)    Trust Indenture  dated  November 8,
                1984,  as  amended  January 3, 1985,
                including   specimen   of    20-year
                Subordinated    Capital Investment
                Certificates.  (Incorporated by
                Reference - Form S-1,  No.  2-94400,
                effective December 31, 1984)

                4.A(2)(1)   Amendment    Number 2,
                      dated December 3,  1991,
                      to Trust Indenture dated
                      November   8,   1984   as
                      amended January 3,  1985
                      covering       Farmland
                      Industries,      Inc.'s
                      20-Year     Subordinated
                      Capital Investment
                      Certificates.
                      (Incorporated     by
                      Reference  - Form   SE,
                      dated      December 3-2,
                      1991)

      4.A(3)    Trust Indenture  dated  November  8,
                1984,  as  amended  January 3, 1985,
                including   specimen   of    10-year
                Subordinated    Capital Investment
                Certificates. (Incorporated  by
                Reference  -  Form S-1, No. 2-94400,
                effective December 31, 1984)

                4.A(3)(1)   Amendment   Number    2,
                      dated  December 3, 1991,
                      to Trust Indenture dated
                      November  8,  1984     as
                      amended  January 3, 1985
                      covering       Farmland
                      Industries,      Inc.'s
                      10-Year     Subordinated
                      Capital Investment
                      Certificates.
                      (Incorporated     by
                      Reference   -  Form  SE,
                      dated      December 3-3,
                      1991)

      4.A(4)       Trust  Indenture     dated  November 8,
                1984, as amended   January  3,  1985,
                including    specimen    of   5-year
                Subordinated   Capital  Investment
                Certificates.  (Incorporated by
                Reference - Form S-1,  No.  2-94400,
                effective December 31, 1984)


                4.A(4)(1)   Amendment    Number   2,
                      dated December 3,  1991,
                      to Trust Indenture dated
                      November   8,   1984   as
                      amended January 3, 1985.
                      covering       Farmland
                      Industries,      Inc.'s
                      5-Year      Subordinated
                      Capital Investment
                      Certificates.
                      (Incorporated     by
                      Reference   -  Form  SE,
                      dated      December 3-4,
                      1991)

      4.A(5)       Trust  Indenture     dated  November 8,
                1984, as amended January 3, 1985 and
                November  20, 1985,      including
                specimen  of  10-year  Subordinated
                Monthly  Income  Capital     Investment
                Certificates.  (Incorporated by
                Reference - Form S-1,  No.  2-94400,
                effective December 31, 1984)

      4.A(6)       Trust  Indenture     dated November 11,
                1985  including  specimen   of   the
                5-year  Subordinated  Monthly Income
                Capital  Investment   Certificates.
                (Incorporated  by  Reference  - Form
                S-1, No. 33-1970, effective December
                31, 1985)

             Instruments Defining Rights     of  Owners
                of Indebtedness not Registered:

      4.B(1)       National    Bank     for   Cooperatives
                Master Loan Agreement  for  Farmland
                Industries,  Inc.,  dated  April 23,
                1993.  (Incorporated by Reference  -
                Form 10-Q, filed July 14, 1993)

      4.B(2)       List  identifying  contents  of  all
                omitted schedules referenced in  and
                not  filed  with,  the National Bank
                for   Cooperatives    Master    Loan
                Agreement  for  Farmland Industries,
                Inc. (Incorporated  by  Reference  -
                Form 10-Q, filed July 14, 1993)

      5.     Opinion  of Counsel  as to Legality of
             Registered Securities.


             Material Contracts:

                Lease Contracts:

      10.A(1)   The  First National Bank of Chicago,
                not  individually  but   solely   as
                Trustee    for       FNBC       Leasing
                Corporation,   the   First   Chicago
                Leasing  Corporation,  The Boatmen's
                National Bank of St. Louis, Firstier
                Bank,   N.A.,   and   Norwest   Bank
                Minnesota,  National Association and
                Farmland     Industries,       Inc.
                consummated a leveraged lease in the
                amount   of    $73,153,000    dated
                September 6, 1991.  (Incorporated by
                Reference - Form SE, dated  December
                3-1, 1991.)

      10.A(2)      Iowa-Des   Moines    National  Bank as
                Trustee  for  Citicorp  Lescaman  as
                Owner-Participant    and       Farmland
                Industries,   Inc.   consummated   a
                leveraged  lease   in  the  amount of
                $18,774,476  dated  June     15,  1975.
                (Incorporated  by  Reference  - Form
                S-1, No.2-57765,   effective  January
                10, 1977)

      10.A(3)      The  First National Bank of Commerce
                as  Trustee  for   General   Electric
                Credit  Corporation  as  Beneficiary
                and   Farmland   Industries,    Inc.
                consummated a leveraged lease in the
                amount of $51,909,257.90 dated March
                17,    1977.  (Incorporated  by
                Reference -  Form  S-1,  No.2-60372,
                effective December 22, 1977)

             Management Remunerative Plans:

      10.(iii)(A)(1Annual        Employee      Variable
                Compensation Plan (September 1, 1993
                - August 31, 1994) (Incorporated  by
                reference   -   Form   10-K,   filed
                November 29, 1993).


      10.(iii)(A)(2Farmland Industries, Inc. Management
                Long-Term Incentive Plan     (Effective
                September   1993)  (Incorporated  by
                reference   -   Form   10-K,   filed
                November 29, 1993).

        12.  Statement  of  Computation of the Ratio
             of Earnings to Fixed Charges (Incorporated by
             Reference - Form S-1, No. 33-51319,
             effective December 29, 1993)

       22. Subsidiaries of the Registrant (Incorporated by Reference - Form S-1, No. 33-51319, effective December 29, 1993)

             Consents of Experts and Counsel

       23.A    Independent     Auditors'   Consent   and
               Report on Schedules (Incorporated by
               Reference - Form S-1, No. 33-51319,
               effective December 29, 1993)


       23.B    Consent of Legal Counsel (Incorporated by
               Reference - Form S-1, No. 33-51319,
               effective December 29, 1993)

       23.C Consent of Special Tax Counsel (Incorporated by Reference - Form S-1, No. 33-51319, effective December 29, 1993)

       23.D    Consent   of   Qualified    Independent
               Underwriter (Incorporated by
               Reference - Form S-1, No. 33-51319,
               effective December 29, 1993)

      24     Power   of  Attorney  (Incorporated  by
             Reference - Form 10-K,  filed  November
             29, 1993)

       25.A  Statement  of  Eligibility    and
             Qualification of United Missouri  Bank,
             National  Association  as Trustee, Form
             T-1 (Incorporated by Reference - Form S-1,
             No. 33-51319, effective December 29, 1993)

          CE *25.A(1) Exhibit No. 7 - A copy of the
                    latest report of condition
                    of the trustee (United Missouri
                    Bank, National Association)
                    published pursuant to law or
                    the requirements of the supervising
                    examining authority.  (Incorporated by
                    Reference - Form SE, filed December 7,
                    1993)

       25.B  Statement of     Eligibility     and
             Qualification   of    Commerce  Bank of
             Kansas City,  National  Association  as
             Trustee, Form T-1 (Incorporated by
             Reference - Form S-1, No. 33-51319,
             effective December 29, 1993)

           CE *25.B(1) Exhibit No. 7 - A copy of the
                    latest report of condition
                    of the trustee (Commerce Bank of
                    Kansas City, National Association)
                    published pursuant to law or the
                    requirements of the supervising
                    examining authority.  (Incorporated by
                    Reference - Form SE, filed December 7,
                    1993)